EXHIBIT 99.1

Ocean Bio-Chem, Inc. Announces Annual Regular Cash Dividend Increase of 50% to $0.12 per share

FORT LAUDERDALE, FL, March 1, 2021 – Ocean Bio-Chem, Inc. (NASDAQ: OBCI), parent company of Star brite, Inc.—vertical manufacturer and distributor of performance, appearance, and maintenance chemicals for the marine, RV, and outdoor industries—is pleased to announce the Board of Directors unanimously voted to increase the annual dividend to $0.12 per share of common stock, payable quarterly at a rate of $0.03 per share. The current dividend is payable on March 25, 2021, to holders of record of the Company's Common Stock on March 11,2021.

President and CEO, Peter Dornau, commented on the vote, “We are just passing the Q1 halfway mark, and our shipments and open orders so far are setting a pace never previously achieved by our company in a first quarter. We are excited to be looking at a record first quarter.

Looking forward into the year ahead, new and used boat sales as well as new and used RV sales are setting their own records, which we hope translates into another excellent financial year for our Company as a new generation of boaters and RVers adopt our products into their routines.

Other favorable conditions include the upward trend of the outdoor furniture market—for both our branded and luxury private label, the continued adoption of pro-cultivation legislature, and increased disinfection and sanitization protocols in businesses across the US.

It is with this optimism as well as record cash on hand of approximately $11 million that management recommended to the Board of Directors an increase in dividend.”

Mr. Dornau concluded, “The Company is always mindful of our long-term shareholders. In 2014 the Company implemented its first special dividend of $0.05 per share. Since then, as the Company’s income growth and cash flow increased, so too have the dividends to shareholders. In May 2020, the Company announced a regular quarterly dividend of $.02 per share or $0.08 per share annually. This dividend increase of 50% to $0.12 per share is yet another step in rewarding our shareholders. We look forward to releasing our 2020 year-end financials at the end of the month, at which time we can discuss in more detail our successes of 2020.”

About Ocean Bio-Chem, Inc.:

Ocean Bio-Chem, Inc. is principally engaged in the manufacturing, marketing and distribution of a broad line of appearance and maintenance products for boats, recreational vehicles, automobiles, power sports, outdoor power equipment and motorcycle markets under the Star brite®, Star Tron®, Performacide®, and other trademarks within the United States of America and Canada. In addition, the Company produces private label formulations of many of its products for various customers and provides custom blending and packaging services for these and other products.

The Company trades publicly under NASDAQ Capital Markets, Ticker Symbol: OBCI.

The Company's web sites are: www.oceanbiochem.com, www.starbrite.com www.startron.com, and www.performacide.com

Forward-looking Statements:

The declaration and payment of any future dividend will be subject to the discretion of the Board of Directors and will depend on a variety of factors including the Company financial condition and result of operations.

Certain statements contained in this press release constitute forward-looking statements, including without limitation those relating to our outlook for strong financial results for the first quarter and full year 2021, the boating industry and boating season continue to be strong., new and used boat sales as well as new and used RV sales continue to be strong, new generation of boaters and RVers adopt our products. Other forward-looking statements constitute forward – looking statements- favorable conditions continue including the upward trend of the outdoor furniture market—for both our branded and luxury private label will continue, the continued adoption of pro-cultivation legislature, and increased disinfection and sanitization protocols in businesses across the US.

For this purpose, any statements contained in this release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "believe," "may," "will," "expect," "anticipate," "intend," or "could," including the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. These statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Factors that may affect these results include, but are not limited to, the highly competitive nature of our industry; reliance on certain key customers; changes in consumer demand for Performacide, marine, recreational vehicle and automotive products; expenditures on, and the effectiveness of, our advertising and promotional efforts; unanticipated litigation developments; exposure to market risks relating to changes in interest rates, foreign currency exchange rates and prices for raw materials that are petroleum or chemical based; adverse changes to unemployment rates, fuel prices and the economy in general; and other factors addressed in our annual report on Form 10-K for the year ended December 31, 2019 and in our subsequent quarterly reports on Form 10-Q.

Contact:

Peter Dornau
CEO and President
pdornau@starbrite.com
954-587-6280

Jeff Barocas
Vice President & CFO
Jbarocas@starbrite.com
954-587-6280